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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent

The Board of Directors
DaVita Inc.:


We consent to the use of our report included herein and our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Seattle, Washington
June 6, 2001